Exhibit 23.1

HANSEN, BARNETT & MAXWELL, P.C.

A Professional Corporation CERTIFIED PUBLIC ACCOUNTANTS	Registered with the Public Company Accounting Oversight Board

5 Triad Center, Suite 750 Salt Lake City, UT 84180-1128 Phone: (801) 532-2200 Fax: (801) 532-7944 www.hbmcpas.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

e-Future Information Technology Inc.

As an independent registered public accounting firm, we hereby consent to the incorporation by reference in Amendment No. 3 to Registration Statement No. 333-141990 on Form F-3 of eFuture Information Technology, Inc. of our report dated March 14, 2007 with respect to the financial statements of e-Future Information Technology Inc. which appear in exhibit 99.1 to Form 6-K as filed with the Securities and Exchange Commission on March 23, 2007. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah

June 11, 2007